UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 13, 2009

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7800 Woodley Avenue Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities
Item 9.01  Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 2.05  Costs Associated with Exit or Disposal Activities

Superior Industries International, Inc. issued a press release on January 13, 2009, announcing the planned closure of its wheel manufacturing facility located in Van Nuys, California, that will result in a lay off of approximately 290 employees and save approximately $16.5 million in annualized labor costs.  The company expects the plant closing to be completed by the end of the second quarter of 2009 and that it will incur severance and other associated costs of approximately $2.1 million.  Asset impairment charges related to the closing have yet to be determined but are expected to be recorded in the fourth quarter ended December 28, 2008.  At December 28, 2008, the net book value of manufacturing equipment and related fixed assets at the Van Nuys manufacturing facility was approximately $17.4 million.

This Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits
99.1	Press release, dated January 13, 2009, issued by Superior Industries International, Inc., announcing the planned closure of the company’s wheel manufacturing facility located in Van Nuys, California.

SIGNATURES

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)
Date: January 13, 2009
/s/ Erika H. Turner
Erika H. Turner
Chief Financial Officer